UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2007

WESTERN STANDARD ENERGY CORP.

(formerly Lusora Healthcare Systems Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51736

(Commission File Number)

20-5854735

(IRS Employer Identification No.)

2 Sheraton Street, London, UK W1K 3AJ

(Address of principal executive offices and Zip Code)

44 207 479 4800

Registrant's telephone number, including area code

Lusora Healthcare Systems Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 7, 2007, we completed a merger with our subsidiary, Western Standard Energy Corp. As a result, we have changed our name from “Lusora Healthcare Systems Inc.” to “Western Standard Energy Corp.”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective September 7, 2007 we have effected a 1.5 for one stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 1,875,000,000 shares of common stock with a par value of $0.001 to 2,812,500,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 57,627,113 shares of common stock to 86,440,670 shares of common stock.

Item 7.01	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on September 7, 2007 under the new stock symbol “WSEG”. Our new CUSIP number is 959590 100.

Item 9.01	Financial Statements and Exhibits
3.01	Certificate of Change filed with the Nevada Secretary of State on August 27, 2007 to be effective on September 7, 2007
3.02	Articles of Merger filed with the Nevada Secretary of State on August 27, 2007 to be effective on September 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.

By: /s/ Dan Bauer

Dan Bauer

President and Director

September 7, 2007